BERNSTEIN
                       Investment Research and Management

                                 URGENT REQUEST
--------------------------------------------------------------------------------

             IMPORTANT NOTICE REGARDING THE ALLIANCEBERNSTEIN FUNDS


December 7, 2005


Dear Stockholder:

We are writing to inform you that the Joint Annual Meeting of Stockholders for certain of the AllianceBernstein Funds has been adjourned to Monday, December 19, 2005 to allow further effort to obtain the required stockholder vote. To date, we have not received your vote. Please take the time to cast your vote now. A quick response will save the added expense associated with additional mailings and solicitations. If you have any questions or need another copy of the proxy material, please call Computershare Fund Services, the Funds' proxy agent, (toll-free) at 1-866-360-2513.

For your convenience, we have established the following easy methods to register your vote:

     -- BY INTERNET:
     Visit https://vote.proxy-direct.com. Enter the 14-digit control number located on your proxy card.

     -- BY TOUCH-TONE PHONE:
     Call the toll-free number printed on your proxy card. Enter the control number located on your proxy card and follow the recorded instructions.

     -- BY MAIL:
     You may cast your vote by mail by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

     -- BY LIVE REPRESENTATIVE:
     Please call Computershare Fund Services toll free at 1-866-360-2513. Representatives are available to answer any questions and take your vote Monday through Friday between the hours of 9:00 a.m. and 9:00 p.m. Eastern Time.


                        DON'T HESITATE. PLEASE VOTE NOW!
                        --------------------------------

The meeting on Monday, December 19, 2005 will be held in the same location and at the same time as set forth in your proxy materials for the meeting scheduled for November 15, 2005. Thank you in advance for your participation.




                                                                  CFSBERNADJ156